Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of MediWound Ltd. of our report dated March 19, 2018, with respect to the consolidated financial statements of MediWound Ltd. included in the Annual Report on Form 20-F for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

Tel Aviv, Israel March 19, 2018	/s/ KOST, FORER, GABBAY & KASIERER KOST, FORER, GABBAY & KASIERER A Member of Ernst & Young Global